Exhibit 3.5

Business Entity - Filing Acknowledgement 12/17/2024 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2024121700477 - 4122196 20244536501 Articles of Incorporation - For - Profit 12/17/2024 9:04:00 AM 5 Indexed Entity Information: Entity ID: E45365022024 - 6 Entity Status: Active Entity Name: Revium Rx. Expiration Date: None Commercial Registered Agent VCORP SERVICES, LLC 701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

Business Number E45365022024 - 6 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244536501 Filed On 12/17/2024 9:04:00 AM Number of Pages 5

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsiIverfIume.gov m N S I 7 E l l By selecting “Yes" you are indicating that the corporation is organized as a Yes benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. 6. Benefit Corporation: (For NRS 76, NRS 78A, and NRS 89, optional. See instructions.) 7. Purpose/Profession to be practiced: (Required for NRS 80 , NRS 89 and any entity selecting Benefi Corporation . See instructions . ) Number of Authorized shares with Par value : , 260 . 00 0 , 000 Par value : $ 0 . 001 Number of Common shares with Par value : 250 , 000 , 000 Par value : $ 0 . 001 Number of Preferred shares with Par value : 10 , 000 , 000 Par value : $ 0 . 001 Number of shares with no par value : If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper . 8. Authorized Shares: (Number of shares corporation is authorized to issue) I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. lnna Martin Israel Name Country 10 H aMen ofim Str eet Herzliya 4672561 Address City State Zip/Postal Code X (attach additional page if necessary) 9. Name and Signature of: Officer aking the statement or Authorized Signer for RS 80. Name, Address and ignature of the ncorporator for NRS 78, 8A, and 89. NRS 89 - ach Organizer/ ncorporator must be a icensed professional. AN INITIAL LIST OF / FFICERS MUST ACCOMPANY THIS FILING Please include any required or optional information in space below: (attach additional page(s) if necessary) Additional Director: Mordechai Jacobson c/o Revium Rx. 10 HaMenofim Street Herzliya, Israel 4672561 Formation - Profit Corporation Continued, Page 2 This form must be accompanied b'y' appropriate fees. Page 2 of 2 Revised: 8/1/2023

ARTICLES OF INCORPORATION f OF REVIUM RX. ARTICLE I NAME The name of the corporation shall be Revium Rx. (hereinafter, the “Corporation”). ARTICLE II REGISTERED OFFICE The initial office of the Corporation shall be 701 S . Carson Street . Suite 200 , Carson City, NV 89701 . The initial registered agent of the Corporation shall be Vcorp . Services, LLC The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada . The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada . ARTICLE III CAPITAL STOCK Section 1 . Authori - - ed Shares . The aggregate number of shares that the Corporation shall have authority to issue is two hundred sixty million ( 260 , 000 , 000 ) shares of capital stock, of which two hundred fifty million ( 250 , 000 , 000 ) shares shall be designated as common stock, $ 0 . 001 par value per share (the “Common Stock”), and of which ten million ( 10 , 000 , 000 ) shares shall be designated as preferred stock, $ 0 . 001 par value per share (the “Preferred Stock”) . Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of the Corporation . The Common Stock shall not be entitled to cumulative voting rights . All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein . Section 2 . Preferred Stock . The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing : the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event) ; the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock ; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation ; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable) ; whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption . The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event 1 which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution . As used in this section "fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government . The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series . Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock . Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS . ARTICLE IV DIRECTORS AND OFFICERS Section 1 . Number of Directors . The members of the governing board of the Corporation are styled as directors . The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws of the Corporation . The board of directors shall consist of at least one (1) individual . Provided that the Corporation has at least one (1) director, the number of directors may at any time or times be increased or decreased as provided in the Bylaws of the Corporation . Section 2 . Limitation of Liability . The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS . If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time . Section 3 . Payment of Expenses . In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation . To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense . Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, 2 an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VII hereof) . Section 4 . Repeal And Confiicts . Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification . In the event of any conflict between Sections 2 and 3 above and any other Article of the Articles, the terms and provisions of Sections 2 or 3 above shall control . ARTICLE V TRANSACTIONS WITH STOCKHOLDERS Section 1. Control Share Acquisition Exemption. The corporation elects not to be governed by the provisions of NRS. † 78.378 through NRS. † 78.3793, inclusive, generally known as the “Control Share Acquisition Statute.” Section 2. Combinations With Interested StockholJers. The corporation elects not to be governed by the provisions of NRS † 78.411 through NRS † 78.444, inclusive. ARTICLE VI BYLAWS The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120. 3

DOMESTIC CORPORATION (78) CHARTER I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that Revium Rx. did, on 12/17/2024, file in this office the original ARTICLES OF INCORPORATION - FOR - PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202412175273486 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/17/2024. FRANCISCO V. AGUILAR Secretary of State

Business Number E45365022024 - 6 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244536534 Filed On 12/17/2024 9:04:00 AM Number of Pages 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsiIverflume.gov Initial List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners or Trustees: CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: lnna Martin Name Title: CEO 10 HaMenofim Street Address Herzliya City and President Israel COuntry 4672 5 . 61 State Zip/Postal Code CORPORATION, INDICATE THE SECRETARY OR EQUIVALENT OF: lnna Martin Name Title: Secretary Israel Country 10 HaMenofim Street Address Herzliya City 4672561 State Zip/Postal Code CORPORATION, INDICATE THE REASURER OR EQUIVALENT OF: Title: CFO and Treasurer / Israel Arie Gordashnikov Country Name 4672561 Zip/Postal Code State Herzliya City 10 HaMenofim Street Address Israel CORPORATION, INDICATE THE DIRECTOR: lnna Martin COUDtD/ Name 4672561 Herzliya 10 HaMenofim Street Zip/Postal Code State City Address Page 2 of 2 Re “ vised: 8/1/2023 None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer FoRivi wlLL BE RETURNED IF UNSIGNED. CEO and President Title 12/16/24 Date

Additional directors: Bernard Bartal c/o Revium Rx. 10 HaMenofim Street Herzliya, Israel 4672561 Matti Munk c/o Revium Rx. 10 HaMenofim Street Herzliya, Israel 4672561 Mordechai Jacobson c/o Revium Rx. 10 HaMenofim Street Herzliya, Israel 4672561

NEVADA STATE BUSINESS LICENSE Revium Rx. Nevada Business Identification # NV20243256733 Expiration Date: 12/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202412175273526 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/17/2024. FRANCISCO V. AGUILAR Secretary of State